SUB-ITEM 77Q1: Exhibit I

JOHN HANCOCK FUNDS II

AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

     AMENDMENT (the “Amendment”) made this 19th day of December, 2008, to the Amended and Restated Advisory Agreement dated September 30, 2008, between John Hancock Funds II, a Massachusetts business trust (the “Trust”) and John Hancock Investment Management Services, LLC, a Delaware limited liability company (“JHIMS” or the “Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE IN APPENDIX A

Appendix A is amended to add the advisory fee for the following portfolios:

Short Term Government Income Fund
Mid Value Fund
Financial Services Fund
John Hancock Global Agribusiness Fund
John Hancock Global Infrastructure Fund
John Hancock Global Timber Fund

(collectively, the “Portfolios”)

2. EFFECTIVE DATE

The Amendment shall become effective with respect to the Portfolios on the later of:

(i) the date of its execution and (ii) approval by the Board of Trustees of the Trust of the Amendment.

John Hancock Funds II

By:	/s/ Keith Hartstein
Name: Keith Hartstein
Title: President

John Hancock Investment Management Services, LLC

By:	/s/ Bruce R. Speca
Name: Bruce R. Speca
Title: Executive Vice President

APPENDIX A ADVISORY FEE SCHEDULE

     The Adviser shall serve as investment adviser for each Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Adviser Fee").

     The term Aggregate Net Assets in the chart below includes the net assets of a Portfolio of the Trust. It also includes with respect to certain Portfolios as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Portfolio also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Portfolio and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

     The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Advisory Fee Schedules

Aggregate Net Assets Include the Net
Assets of the following funds in
addition to the
Trust Portfolio	Trust Portfolio	Advisory Fee of the Trust Portfolio
Short Term Government	(Aggregate Net Assets include	0.57% — first $250 million; and
Income Fund	the net assets of the Short Term	0.55% — excess over $250 million.
Government Trust, a series of
JHT and the Short Term
Government Fund, a series of
John Hancock Funds II)
Financial Services Fund	(Aggregate Net Assets include	0.850% — first $50 million;
	the net assets of the Financial	0.800%— next $450 million; and
	Services Trust, a series of JHT	0.750% — excess over $500 million.
and the Financial Services Fund,
a series of John Hancock Funds
II)
Mid Value Fund	(Aggregate Net Assets include	1.050% — first $50 million;
	the net assets of the Mid Value	0.950% — excess over $50 million.
Trust, a series of JHT and the
Mid Value Fund, a series of
John Hancock Funds II)
John Hancock Global	NA	0.850% — first $250 million;
Agribusiness Fund		0.800% — excess over $250 million.

John Hancock Global	NA	0.850% — first $250 million;
Infrastructure Fund		0.800% — excess over $250 million.

John Hancock Global Timber	NA	0.850% — first $250 million;
Fund		0.800% — excess over $250 million.

Alternative Asset Allocation Fund

The Adviser shall serve as investment adviser for the Alternative Asset Allocation Fund.

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Alternative Asset Allocation Fund, a fee as follows (the “Adviser Fee”):

The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds (“Affiliated Fund Assets”) and (b) a fee on net assets not invested in Affiliated Funds (“Other Assets”). Affiliated Funds are any fund of John Hancock Trust, John Hancock Funds II and John Hancock Funds III excluding the following John Hancock Trust funds: Money Market Trust B, 500 Index Trust B, International Equity Index Trust B, Bond Index Trust B.

(a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the net assets of the Alternative Asset Allocation Fund determined in accordance with the following schedule, and that rate is applied to the Affiliated Fund Assets of the Alternative Asset Allocation Fund.

Advisory Fee on Affiliated Fund Assets

0.150% — all asset levels

(b) The fee on Other Assets is stated as an annual percentage of the current value of the net assets of the Alternative Asset Allocation Fund determined in accordance with the following schedule, and that rate is applied to the Other Assets of the Alternative Asset Allocation Fund.

Advisory Fee on Other Assets

0.600% — all asset levels

     For purposes of determining Net Assets of the Alternative Asset Allocation Fund and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of the Alternative Asset Allocation Fund, Affiliated Fund Assets and Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Affiliated Fund Assets for the Alternative Asset Allocation Fund shall be based on the applicable annual Affiliated Funds fee rate for the Alternative Asset Allocation Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Affiliated Funds Fee Table to the applicable portions of Net Assets of the Alternative Asset Allocation Fund divided by (ii) Net Assets of the Alternative Asset Allocation Fund (the “Applicable Annual Affiliated Funds Fee Rate”).

     The fee on Other Assets for the Alternative Asset Allocation Fund shall be based on the applicable annual Other Assets fee rate for the Alternative Asset Allocation Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Net Assets of the Alternative Asset Allocation Fund divided by (ii) Net Assets of the Alternative Asset Allocation Fund (the “Applicable Annual Other Assets Fee Rate”).

     The fee on Affiliated Fund Assets for the Alternative Asset Allocation Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Alternative Asset Allocation Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The fee on Other Assets for the Alternative Asset Allocation Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Alternative Asset Allocation Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The daily Adviser Fee for the Alternative Asset Allocation Fund shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.

     If, with respect to the Alternative Asset Allocation Fund, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.